Exhibit 4.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 30, 2023 (this “Amendment”) is made among REPUBLIC SERVICES, INC., a Delaware corporation (the “Company”), USE CANADA HOLDINGS, INC., a Canadian corporation (the “Canadian Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the Lenders party hereto. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement described below.

RECITALS:

A.           The Company, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of August 17, 2021 (as amended, restated, supplemented or otherwise modified prior to the date hereof immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have made available to the Company a revolving credit facility with a swing line sublimit and a letter of credit sublimit.

B.            The Borrowers have advised the Administrative Agent and the Lenders that they desire to amend certain provisions of the Existing Credit Agreement, including to increase the Aggregate Commitments in an aggregate amount equal to $500,000,000 pursuant to Section 2.14 of the Existing Credit Agreement (such increase, the “Amendment No. 2 Commitment Increase”).

C.            The Administrative Agent and the Lenders are willing to effect such amendments on the terms and conditions contained in this Amendment and, to the extent a Lender has agreed to increase its Commitment hereunder as set forth on Schedule 2.01 attached hereto as Annex A (each such Lender, an “Incremental Lender”), such Lender agrees to provide a portion of such Amendment No. 2 Commitment Increase as set forth herein.

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to the Existing Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the parties hereto hereby agree that as of the Amendment No. 2 Effective Date (defined below):

(a)           the Aggregate Commitments shall be increased by the amount of the Amendment No. 2 Commitment Increase reflected on Schedule 2.01 (Commitments and Applicable Percentages) attached hereto as Annex A;

(b)           the Commitments and Applicable Percentages shall be as set forth on Schedule 2.01 (Commitments and Applicable Percentages) attached hereto as Annex A after giving effect to the Amendment No. 2 Commitment Increase and such Schedule shall be amended and restated as set forth on Annex A hereto;

(c)            the definition of “Canadian Borrower Sublimit” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the reference therein to “$500,000,000” and replacing it with “$1,000,000,000”; and

(d)           the definition of “Canadian Dollar Sublimit” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the reference therein to “$500,000,000” and replacing it with “$1,000,000,000”.

Each of the parties hereto agrees that the Commitments provided pursuant to the Amendment No. 2 Commitment Increase shall be subject to the same terms and conditions as the existing Commitments under the Credit Agreement. The amendments to the Existing Credit Agreement are limited to the extent specifically described herein (including as set forth in the annexes hereto) and no other terms, covenants or provisions of the Existing Credit Agreement or any other Loan Document are intended to be affected hereby

2.             Conditions Precedent to Amendment. The parties hereto agree that this Amendment shall become effective on the date when the following conditions shall have been satisfied (such date, the “Amendment No. 2 Effective Date”):

(a)            the Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of each signing Borrower and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)              this Amendment, duly executed by each of the Borrowers, the Administrative Agent, the Required Lenders and each Incremental Lender;

(ii)             (A) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Company and the Canadian Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which the Company and/or the Canadian Borrower is a party and (B) such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Company and the Canadian Borrower is duly organized or formed, and that such Person is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(iii)            favorable opinions of (A) Quarles & Brady LLP, counsel to the Company and the Canadian Borrower, and (B) Stikeman Elliott LLP, counsel to the Canadian Borrower, in each case, addressed to the Administrative Agent and each Lender in form and substance reasonably satisfactory to the Administrative Agent.

(b)            a certificate of a Responsible Officer of the Company, delivered on behalf of the Borrowers, certifying that, immediately before and after giving effect to the Amendment No. 2 Commitment Increase, (i) the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsection (a) of Section 5.11 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01 of the Credit Agreement and (ii) no Default exists;

(c)            unless waived by the Administrative Agent, the payment of all fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) in connection with this Amendment;

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(d)            (i) upon the reasonable request of any Lender, each Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Canadian AML Acts, and (ii) if a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall have delivered a Beneficial Ownership Certification in relation to such Borrower; and

(e)            the Borrowers shall have prepaid any Committed Loans outstanding on the Amendment No. 2 Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages set forth on Schedule 2.01 attached hereto.

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Amendment No. 2 Effective Date specifying its objection thereto.

3.             Reallocation of Aggregate Commitments and Outstanding Amounts. The parties hereto agree that the Administrative Agent shall reallocate the Committed Loans, Applicable Percentages of the Outstanding Amount of all L/C Obligations and Applicable Percentages of the Outstanding Amount of all Swing Line Loans in accordance with the updated Applicable Percentages of the Lenders as of the Amendment No. 2 Effective Date and the Lenders agree to make all payments and adjustments necessary to effect such reallocation.

4.             Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)	The representations and warranties of each Borrower contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date and except that the representations and warranties in Section 5.11(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01.

(b)	Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)	This Amendment has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, each Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

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(d)	No Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to this Amendment and the transactions contemplated hereby.

5.             Entire Agreement. This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

6.             Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement or any of the other Loan Documents. Each Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents as amended hereby and (c) agrees that this Amendment, and all documents executed in connection herewith, do not operate to reduce or discharge any Borrower’s obligations under the Loan Documents.

7.             Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

8.             Governing Law; Jurisdiction, Etc. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

9.             Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10.           References. This Amendment shall constitute a Loan Document and all references in any of the other Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

11.           Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, the Lenders and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

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12.           Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.           Documentation Agents. In connection with this Amendment and the Credit Agreement on and after the date hereof, and subject to Sections 9.07, 9.08 and 10.16 of the Credit Agreement, PNC Bank, National Association and Royal Bank of Canada shall serve as Documentation Agents.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

REPUBLIC SERVICES, INC.

By:	/s/ Calvin R. Boyd
Name: Calvin R. Boyd
Title: Vice President, Finance and Treasurer

USE CANADA HOLDINGS, INC.

By:	/s/ Calvin R. Boyd
Name: Calvin R. Boyd
Title: Vice President, Finance and Treasurer

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Angela Larkin
Name: Angela Larkin
Title: Vice President

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Michael Contreras
Name: Michael Contreras
Title: Director

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

BANK OF AMERICA, N.A. (Canada Branch), as a Lender and Swing Line Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By:	/s/ Will Price
Name: Will Price
Title: Vice President

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By:	/s/ Steven Chen
Name: Steven Chen
Title: Vice President

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

BARCLAYS BANK PLC, as a Lender

By:	/s/ Charlene Saldanha
Name: Charlene Saldanha
Title: Vice President

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

BNP PARIBAS, as a Lender and L/C Issuer

By:	/s/ Rick Pace
Name: Rick Pace
Title: Managing Director

By:	/s/ Michael Lefkowitz
Name: Michael Lefkowitz
Title: Director

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

MIZUHO BANK, LTD., as a Lender and L/C Issuer

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

MUFG BANK, LTD., as a Lender and L/C Issuer

By:	/s/ Meng Zhang
Name: Meng Zhang
Title: Vice President

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

SUMITOMO MITSUI BANKING CORPORATION, as a Lender and L/C Issuer

By:	/s/ Rosa Pritsch
Name: Rose Pritsch
Title: Director

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

THE BANK OF NOVA SCOTIA, as a Lender and L/C Issuer

By:	/s/ Robert Gass
Name: Robert Gass
Title: Managing Director

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

TRUIST BANK, as a Lender and L/C Issuer

By:	/s/ William P. Rutkowski
Name: William P. Rutkowski
Title: Director

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By:	/s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

INTESA SANPAOLO S.P.A., NEW YORK BRANCH, as a Lender

By:	/s/ Javier Richard Cook
Name: Javier Richard Cook
Title: Managing Director

By:	/s/ Jennifer Feldman Facciola
Name: Jennifer Feldman Facciola
Title: Business Director

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tad L. Stainbrook
Name: Tad L. Stainbrook
Title: Senior Vice President

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By:	/s/ Douglas Jorgensen
Name: Douglas Jorgensen
Title: Senior Vice President

PNC BANK CANADA BRANCH, as a Lender

By:	/s/ Martin Peichl
Name: Martin Peichl
Title: Senior Vice President

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Raja Khanna
Name: Raja Khanna
Title: Authorized Signatory

Republic Services, Inc.

Amendment No. 2 to Amended and Restated Credit Agreement

Signature Page

Annex A

Schedule 2.01 (Commitments and Applicable Percentages)

See attached.

SCHEDULE 2.01

COMMITMENTS AND

APPLICABLE PERCENTAGES

Lender	Commitment immediately prior to the Amendment No. 2 Effective Date	Amendment No. 2 Commitment Increase	Commitment immediately after Amendment No. 2 Effective Date	Applicable Percentage after Amendment No. 2 Effective Date
Bank of America, N.A.	$300,000,000.00	$50,000,000.00	$350,000,000.00	10.000000000%
JPMorgan Chase Bank, N.A.	$300,000,000.00	$50,000,000.00	$350,000,000.00	10.000000000%
Wells Fargo Bank, National Association	$300,000,000.00	$50,000,000.00	$350,000,000.00	10.000000000%
Barclays Bank, PLC	$185,000,000.00	$24,000,000.00	$209,000,000.00	5.971428571%
BNP Paribas	$185,000,000.00	$24,000,000.00	$209,000,000.00	5.971428571%
Mizuho Bank, Ltd.	$185,000,000.00	$24,000,000.00	$209,000,000.00	5.971428571%
PNC Bank, National Association	$115,000,000.00	$94,000,000.00	$209,000,000.00	5.971428571%
Royal Bank of Canada	$115,000,000.00	$94,000,000.00	$209,000,000.00	5.971428571%
Sumitomo Mitsui Banking Corporation	$185,000,000.00	$24,000,000.00	$209,000,000.00	5.971428571%
The Bank of Nova Scotia	$185,000,000.00	$24,000,000.00	$209,000,000.00	5.971428571%
Truist Bank	$185,000,000.00	$24,000,000.00	$209,000,000.00	5.971428571%
MUFG Bank Ltd.	$185,000,000.00	---	$185,000,000.00	5.285714287%
U.S. Bank National Association	$185,000,000.00	---	$185,000,000.00	5.285714287%
CoBank, ACB	$160,000,000.00	---	$160,000,000.00	4.571428572%
Intesa SanPaolo S.p.A., New York Branch	$115,000,000.00	$18,000,000.00	$133,000,000.00	3.800000000%
KeyBank National Association	$115,000,000.00	---	$115,000,000.00	3.285714286%
Total	$3,000,000,000.00	$500,000,000.00	$3,500,000,000.00	100.000000000%